UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2009

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of incorporation)

000-53490

(Commission File Number)

N/A

(IRS Employer Identification No.)

909 – 6081 No. 3 Road, Richmond, British Columbia V6Y 2B2, Canada

(Address of principal executive offices and Zip Code)

(604) 484-3127

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure

On January 14, 2009, we held our annual and special general meeting of stockholders as scheduled. At this meeting, our stockholders were requested to approve the following items of business:

Appointment and Remuneration of Auditor

The stockholders approved a resolution appointing Manning Elliott LLP, Chartered Accountants as our independent auditors for the fiscal year ending September 30, 2009 and fixed their remuneration, with the following votes:

For	Against	Abstain	Broker Non-Votes
4,476,250	0	0	0

Fixing Number of Directors

The stockholders approved a resolution to set the number of directors at three.

For	Against	Abstain	Broker Non-Votes
4,476,250	0	0	0

Election of Directors

The stockholders approved a resolution and elected Xin Li, Stuart Wooldridge and Jun Huang to serve as directors of our company with the following votes:

	For	Withheld
Xin Li	4,476,250	0
Stuart Wooldridge	4,476,250	0
Jun Huang	4,476,250	0

Change of Name

The stockholders approved a special resolution to change our company’s name change from “Orca International Language Schools Inc.” to “SGB International Holdings Inc.” with the following votes:

For	Against	Abstain	Broker Non-Votes
4,476,250	0	0	0

Subdivision of Common Shares

The stockholders approved a special resolution to subdivide each one issued and outstanding common share of our company into four and half (4.5) common shares of our company with the following votes:

For	Against	Abstain	Broker Non-Votes
4,476,250	0	0	0

Creation of Preferred Shares

The stockholders approved a special resolution to change the alteration of our company’s capital to create a new class of preferred shares with the following votes:

For	Against	Abstain	Broker Non-Votes
4,476,250	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.

/s/ Xin Li

Xin Li

President and Director

January 19, 2009